NATIONAL PENN BANCSHARES, INC. PENSION PLAN
                (Amended and Restated Effective January 1, 2001)

                                 Amendment No. 1

         National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Pension Plan (the "Plan"). The Company hereby amends the Plan to adopt certain "model amendments" prepared by the Internal Revenue Service to establish good faith compliance with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 and other changes in law.

         1. Limitations on Benefits.

                  (a) Effective Date. This section shall be effective for Limitation Years beginning after December 31, 2001.

                  (b) Effect on Members. Benefit increases resulting from increases in the limitation of section 415(b) of the Code will be provided to those Members in the Plan who have one Hour of Service on after the first day of the first Limitation Year ending after December 31, 2001.

                  (c) Definitions.

                      (i) Maximum benefit dollar limitation. The defined benefit dollar limitation is $160,000, as adjusted effective January 1st of each year under section 415 of the Code in such manner as the Secretary of the Treasury shall prescribe, and shall be payable in the form of a straight life annuity. A limitation as adjusted under section 415(d) of the Code will apply to Limitation Years ending with or within the calendar year for which the adjustment applies.

                      (ii) Maximum permissible benefit. The maximum permissible benefit is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both as adjusted where required, as provided in (A), and if applicable, in (B) or (C) below.

                          (A) If a Member has fewer than 10 years of
participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is 10. In the case of a Member who has fewer than 10 years of service with the all Participating Companies and Related Entities, the defined benefit compensation limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service with all Participating Companies and Related Entities and the denominator of which is 10.

                          (B) If the benefit of a Member begins prior to age 62,
the defined benefit dollar limitation applicable to the Member at such earlier age is an annual


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benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Member at age 62 (adjusted under (A) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation using the interest rate and mortality table specified in subsection 9(f) of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in subsection 9(f) of the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

                          (C) If the benefit of a Member begins after the Member
attains age 65, the defined benefit dollar limitation applicable to the Member at the later age is the annual benefit payable in form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Member at age 65 (adjusted under (A) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table specified in subsection 10(f) of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in subsection 9(f) of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

         2. Increase in Compensation Limit. The annual compensation of each Member taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the Plan Year that begins with such calendar year. In determining benefit accruals for Plan Years beginning after December 31, 2001, the annual compensation limit for Plan Years beginning prior to January 1, 2002 shall be the limit in effect for those years without regard to this Amendment.

         3. Modification of Top-Heavy Rules.

                  (a) Effective Date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends section 17 of the Plan.

                  (b) Determination of Top-Heavy Status.


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                      (i) Key Employee. Key employee means any employee or
former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of a Participating Company or Related Entity having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of a Participating Company or Related Entity, or a 1-percent owner of a Participating Company or Related Entity having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                      (ii) Determination of Present Values and Amounts. This section (b)(ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances as of the determination date.

                          (A) Distributions During Year Ending on the
Determination Date. The present values of accrued benefits and the amounts of account balances of a Member as of the determination date shall be increased by the distributions made with respect to the Member under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period".

                          (B) Employees Not Performing Services During Year
Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for a Participating Company or Related Entity during the 1-year period ending on the determination date shall not be taken into account.

                  (c) Minimum Benefits. For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining years of service with the Participating Companies and Related Entities, any service with the Participating Companies and Related Entities shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.


         4. Direct Rollovers of Plan Distributions.

                  (a) Effective Date. This section shall apply to distributions made after December 31, 2001.



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                  (b) Modification of Definition of Eligible Retirement Plan.
For purposes of the direct rollover provisions in subsection 9(g) of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.


         5. Applicable Mortality Table. Subsections 1(b), 6(a) and 9(f) are amended with respect to distributions with Annuity Starting Dates on or December 31, 2002 to incorporate Model Plan Amendment No. 1 under Revenue Ruling 2001-62 as set forth below.

         "Notwithstanding any other Plan provision to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under section 415(b)(2)(B), (C), or (D) of the Code as set forth in subsections 1(b) and 6(a) of the Plan and the applicable mortality table for purposes of satisfying the requirements of section 417(e) of the Code as set forth in subsection 9(f) of the Plan is the table prescribed in Revenue Ruling 2001-62."

                  Executed this 18th day of December, 2002.
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                                          Attest: NATIONAL PENN BANCSHARES, INC.



By: /s/Sandra L Spayd                     By:/s/ Wayne R. Weidner
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